EXHIBIT 10.4

AMENDMENT TO EXCLUSIVE CHANNEL COLLABORATION AGREEMENT

This AMENDMENT TO EXCLUSIVE CHANNEL COLLABORATION AGREEMENT (the “Amendment”) is effective as of May 10, 2017 (the “Amendment Effective Date”) by and between INTREXON CORPORATION, a Virginia corporation with offices at 20374 Seneca Meadows Parkway, Germantown, MD 20876 (“Intrexon”), INTREXON ACTOBIOTICS NV, a naamloze vennootschap under Belgian law with registered offices at Technologiepark 4, 9052 Zwijnaarde (CBE no. 0882.251.820 (Ghent), Belgium (“Actobiotics”), and ORAGENICS, INC., a Florida corporation having its principal place of business at 4902 Eisenhower Boulevard, Suite 125, Tampa, FL 33634, U.S.A. (“Oragenics”). Intrexon and Actobiotics together on the one hand and Oragenics on the other hand may be referred to herein individually as a “Party”, and collectively as the “Parties.”

RECITALS

A. WHEREAS Intrexon, Actobiotics, and Oragenics are parties to that certain Exclusive Channel Collaboration Agreement, effective June 9, 2015 (the “Agreement”), pursuant to which Intrexon and Actobiotics collectively appointed Oragenics as their exclusive channel collaborator for developing and commercializing certain products in an exclusive field as defined by the Agreement;

B. WHEREAS the Intrexon, Actobiotics, and Oragenics all now mutually desire to amend the Agreement;

D. NOW, THEREFOR, the Intrexon, Actobiotics, and Oragenics agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date.

1. GENERALLY

1.1 Capitalized terms present within this Amendment that are not proper names or titles, that are not conventionally capitalized, or that are not otherwise defined within this Amendment shall have the meaning set forth in the Agreement.

1.2 Intrexon and Oragenics, in conjunction with and contemporaneously with this Amendment, have entered into an Amendment to Stock Issuance Agreement of even date herewith (the “Stock Amendment”), which Stock Amendment amends the stock Issuance Agreement by and between Intrexon and Oragenics, effective June 9, 2015 (the “Stock Agreement”).

2. AMENDMENTS TO THE AGREEMENT

2.1 Definitions. Section 1.58 of the Agreement is hereby replaced in its entirety with the following new Section 1.58:

“Phase II Milestone Event” means the earlier of (a) dosing of the last patient by or on behalf of Oragenics, or an Affiliate or permitted sublicensee of Oragenics, in a phase II clinical trial (as such is defined by relevant FDA guidelines, irrespective of whether such occurs in the United States of America under the jurisdiction of the FDA or elsewhere under the jurisdiction of a foreign regulatory agency) for a given Oragenics Product, and (b) the twenty four (24) month anniversary of the dosing of the first patient in the phase II clinical trial. For purposes of this Section 1.58, the “dosing of the last patient” shall mean the last patient planned for under the JSC approved protocol (as such protocol may be amended and/or trial terminated during its implementation) for such phase II clinical trial having received his or her first dose.

2.2 Milestones. Section 5.2(a)(i) of the Agreement is hereby replaced in its entirety with the following new Section 5.2(a)(i):

Oragenics shall pay Intrexon a milestone payment of three million United States dollars ($3,000,000) within thirty (30) days of each achievement of the Phase II Milestone Event for each different Oragenics Product, said payment being made, at Oragenics’ option but subject to Sections 5.2(b) through 5.2(d), either in cash or in shares of Oragenics’ common stock. A second or a subsequent occurrence of the Phase II Milestone Event shall only give rise to an obligation upon Oragenics to make the payment to Intrexon under this Section 5.2(a)(i) if such respective second or subsequent occurrence of the Phase II Milestone Event occurs after the FDA has granted an approval to an FDA New Product Application for at least one Oragenics Product under the Program.

3. MISCELLANEOUS

3.1 Full Force and Effect. This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement. The provisions of the Agreement as amended remain in full force and effect.

3.2 Entire Agreement. This Amendment, together with the Agreement, the Stock Agreement, and the Stock Amendment, constitutes the entire agreement, both written and oral, between the Parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

3.3 Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, Intrexon, Actobiotics, and Oragenics have executed this Amendment by their respective duly authorized representatives as of the Amendment Effective Date.

INTREXON CORPORATION		ORAGENICS, INC.

By:	/s/ Donald P. Lehr	By:	/s/ Alan Joslyn
Name: Donald P. Lehr		Name: Alan Joslyn
Title: Chief Legal Officer		Title: President and CEO

INTREXON ACTOBIOTICS NV

By:	/s/ Christian Ulrich
Name: Christian Ulrich
Title: Director

Signature Page to Amendment to Exclusive Channel Collaboration Agreement